SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2014

Xenetic Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-178082	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Hayden Avenue, Suite 230 Lexington MA 02421
(Address of principal executive offices)

Registrant’s telephone number, including area code: 781-778-7722

_______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 1, 2014, our board of directors appointed Darlene Deptula-Hicks to serve as a member of the board of directors. Ms. Deptula-Hicks is a strategic senior financial executive with extensive business experience in both public and private companies, and experience in fund raising, mergers and acquisitions, public and private offerings and with operational management focused in life sciences. Since June 2012, Ms. Deptula-Hicks has served as Executive VP and Chief Financial Officer of Microline Surgical, Inc. From 2006 to 2011, Ms. Deptula-Hicks was the Executive VP, Chief Financial Officer, Treasurer and Secretary of ICAD, Inc.(NASDAQ:ICAD). She received her Bachelor of Science in Accounting from Southern NH University and her MBA from Rivier College.

There are no family relationships between Ms. Deptula-Hicks and any of our current directors or executive officers.

Ms. Deptula-Hicks has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have an employment agreement with Dr. Deptula-Hicks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenetic Biosciences, Inc.

/s/ M. Scott Maguire

M. Scott Maguire

President, Chief Executive Officer

Date: April 1, 2014

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